Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ACT Teleconferencing, Inc. for the registration of 712,497 shares of common stock and to the incorporation by reference therein of our report dated March 18, 1997 with respect to the consolidated financial statements of ACT Teleconferencing, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                 ERNST & YOUNG LLP


Denver, Colorado
July 16, 1997